Exhibit 99.1
hhgregg Announces Preliminary Third Fiscal Quarter Sales
INDIANAPOLIS, January 6, 2015 (BUSINESS WIRE) -- hhgregg, Inc. ("hhgregg" or the "Company") (NYSE:HGG) today announced preliminary sales results for the third fiscal quarter ended December 31, 2014. The Company also announced details of its third fiscal quarter earnings conference call.
For the third fiscal quarter of 2015, the Company estimates net sales to be approximately $666 million, a decrease of approximately 6% as compared to net sales of $707 million reported for the third fiscal quarter of 2014. Third fiscal quarter comparable store sales are estimated to have decreased approximately 6%, with the appliance category estimated to be relatively flat, the consumer electronics category estimated to have decreased approximately 4%, the home products category estimated to have decreased approximately 9%, and the computer and tablet category estimated to have decreased approximately 35%. The company estimates that its e-commerce business comparable sales were up approximately 59% for the fiscal third quarter.
Dennis May, President and CEO commented, “The Company continues to execute on its strategic initiatives focused on transforming our sales mix. The Company has made progress improving on our previous quarters’ sales trends, in particular in the consumer electronics and appliance business. We are pleased with our market share numbers in 4k ultra-high definition televisions along with the progress we are making in the appliance category. The computer and tablet industry continues to be negatively impacted by declining consumer demand. Additionally, we made a decision not to participate in certain areas of the computer and tablet business that were not profitable. The Company remains active in executing our transformation strategies, and we are confident in our ability to make meaningful improvements in the coming fiscal year.”

FY 2015 Outlook
The Company expects to incur non-cash charges related to a valuation allowance for its deferred tax assets and impairment of certain stores in the quarter ended December 31, 2014. In accordance with Accounting Standards Codification ASC 740, the Company is required to reduce the deferred tax asset if it is more likely than not that some portion of or all of the deferred tax asset will not be realized. Also in accordance with Accounting Standards Codification 360, factors including the decline in operating performance at certain locations, led the Company to perform an additional review for impairment of long lived assets. The impairment charge is based on current trends in certain under-performing markets and the lack of visibility to the recoverability of the assets associated with those stores. The Company does not have current plans to close any of its store locations. The Company expects the combined impact of these non-cash pre-tax charges to be $60 - $70 million and is currently in the process of finalizing that determination. Because of these charges coupled with uncertain current market conditions, the Company is withdrawing its fiscal year 2015 EBITDA outlook at this time.
Robert Riesbeck, CFO commented, “While the accounting related charges are significant, it is important to note that these charges are non-cash items. The Company finished the quarter in a strong liquidity position with a cash balance of approximately $27 million and no outstanding borrowings.”
All figures in this release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. hhgregg will provide additional information regarding its quarterly results when it reports its third fiscal quarter results on January 29, 2015.
Conference Call to Discuss Full Operating Results for the Third Fiscal Quarter 2015
hhgregg will be conducting a conference call to discuss operating results for the three months ended December 31, 2014, on Thursday, January 29, 2015 at 9:00 a.m. (Eastern Time). Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg's website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.
About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer with 228 stores in 20 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements, including with respect to the Company's third quarter results and financial performance for fiscal 2015, ability to manage costs, innovation in the video industry, the impact and amount of non-cash charges, and shifts in the Company's sales mix. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg's expectations are: the ability to successfully execute its strategies and initiatives, particularly in the sales mix shift and consumer electronics category; its ability to maintain a positive brand perception and recognition; the failure of manufacturers to introduce new products and technologies; competition in existing, adjacent and new metropolitan markets; its ability to maintain the security of customer, associate and Company information; its ability to roll out new financing offers to customers; its ability to effectively manage and monitor its operations, costs and service quality; its ability to maintain and upgrade its information technology systems; its ability to maintain and develop multi-channel sales and marketing strategies; competition from internet retailers; its ability to meet delivery schedules; the effect of general and regional economic and employment conditions on its net sales; its ability to attract and retain qualified sales personnel; its ability to meet financial performance guidance; its ability to generate sufficient cash flows to recover the fair value of long-lived assets and recognize deferred tax assets; its reliance on a small number of suppliers; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates; and the potential for litigation.
Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the "Risk Factors" section in the Company's Quarterly Report on Form 10-Q filed on July 31, 2014 and the Annual Report on Form 10-K filed May 20, 2014. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Senior Vice President of Finance
investorrelations@hhgregg.com
(317) 848-8710